Exhibit A

SCHEDULE 13D JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)                                     Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)                                  Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: March 3, 2008

Boise Cascade Holdings, L.L.C.

	By:	/s/ David G. Gadda
	Name:	David G. Gadda
	Its:	Vice President and General Counsel

Forest Products Holdings, L.L.C.

	By:	/s/ Wayne Rancourt
	Name:	Wayne Rancourt
	Its:	Vice President and Treasurer

Madison Dearborn Capital Partners IV, L.P.

	By:	Madison Dearborn Partners IV, L.P.
	Its:	General Partner

	By:	Madison Dearborn Partners, L.L.C.
	Its:	General Partner

	By:	/s/ Mark B. Tresnowski
	Name:	Mark B. Tresnowski
	Its:	Managing Director

Madison Dearborn Partners IV, L.P.

	By:	Madison Dearborn Partners, L.L.C.
	Its:	General Partner

	By:	/s/ Mark B. Tresnowski
	Name:	Mark B. Tresnowski
	Its:	Managing Director